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                       SECURITIES AND EXCHANGE COMMISSION


                            WASHINGTON, D.C.  20549



                                    FORM 8-K


                                 CURRENT REPORT




                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934




Date of Report (Date of earliest event reported)       August 28, 1998
                                                  -------------------------



                               YELLOW CORPORATION
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             (Exact name of registrant as specified in its charter)




          Delaware                     0-12255                 48-0948788
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(State or other jurisdiction         (Commission              (IRS Employer
     of incorporation)               File Number)           Identification No.)




    10990 Roe Avenue, P. O. Box 7563,  Overland Park, Kansas          66207
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            (Address of principal executive offices)                (Zip Code)



Registrant's telephone number, including area code     (913) 696-6100
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                                  No Changes.
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            (Former name or former address, if changed since last report.)



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Item 5.  Other Events

Yellow Corporation announced August 28, 1998 that its Board of Directors has authorized another repurchase of shares of the company's outstanding common stock with an aggregate purchase price of up to $25 million. It is the third stock repurchase program announced by Yellow since December 1997. The company's prior two $25 million stock repurchase programs involved the purchase of approximately 2.5 million shares.

Management is authorized to repurchase shares from time to time in open market transactions or in privately negotiated transactions, based on market conditions. The repurchased shares will be available for general corporate purposes. Yellow Corporation currently has 26,079,917 shares of common stock outstanding.

Statements contained herein, that are not purely historical, are forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the company's expectations, hopes, beliefs and intentions on strategies regarding the future. It is important to note that the company's actual future results could differ materially from those projected in such forward-looking statements because of a number of factors, including but not limited to inflation, volatility of expenses, inclement weather, competitor pricing activity and a downturn in general economic activity.

                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                 YELLOW CORPORATION
                                        -------------------------------------
                                                    (Registrant)

Date:  August 28, 1998                        /s/ H. A. Trucksess, III
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                                        H. A. Trucksess, III
                                        Senior Vice President - Finance/
                                        Chief Financial Officer and Treasurer